Exhibit 99.1

Media Contact:	Investor Relations Contact:
Scott Simon, Hawaiian Telcom	Brian Tanner, Hawaiian Telcom
(808) 546-5466	(808) 546-3442

For Immediate Release

Hawaiian Telcom Union Employees Ratify Five-Year CBA

HONOLULU (Tuesday, December 28, 2012) — Hawaiian Telcom Holdco, Inc. (NASDAQ: HCOM) announced that the union-represented employees of its Hawaiian Telcom, Inc. subsidiary have voted to ratify a five-year collective bargaining agreement (CBA) that will be in effect from January 1, 2013 through December 31, 2017.

On December 14, Company and Union leadership jointly announced to employees the achievement of an agreement.  Union leaders then met with members statewide to discuss the agreement, and a ratification vote was conducted by mail over the past two weeks.

Throughout the new five-year CBA, annual wage increases, a 401(k) matching program, and a fixed-percentage employee contribution to health insurance premiums are provided.

Forward-Looking Statements

In addition to historical information, this release includes certain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, projection or estimate that includes or references the words “believes”, “anticipates”, “intends”, “expects”, or any similar expression falls within the safe harbor of forward-looking statements contained in the Reform Act. Actual results or outcomes may differ materially from those indicated or suggested by any such forward-looking statement for a variety of reasons.  More information on potential risks and uncertainties is available in recent filings with the Securities and Exchange Commission, including Hawaiian Telcom’s 2011 Annual Report on Form 10-K. The information contained in this release is as of December 28, 2012. It is anticipated that subsequent events and developments may cause forward-looking statements to change.

About Hawaiian Telcom

Hawaiian Telcom Holdco, Inc., headquartered in Honolulu, is Hawaii’s leading provider of integrated communications solutions for business and residential customers. With roots in Hawaii beginning in 1883, the Company offers a full range of services including voice, video, Internet, data, wireless, and advanced communication and network services supported by the reach and reliability of its network and Hawaii’s only 24/7 state-of-the-art network operations center. With employees statewide sharing a commitment to innovation and a passion for delivering superior service, Hawaiian Telcom provides an Always OnSM customer experience. For more information, visit www.hawaiiantel.com.

# # #